UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2006
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification Number)
4545 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement; Item 1.02 Termination of a Material Definitive Agreement; Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 4.1
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry Into a Material Definitive Agreement; Item 1.02 Termination of a Material Definitive Agreement; Item 3.02 Unregistered Sales of Equity Securities
On September 26, 2006, NuVasive, Inc. (“NuVasive”), Pearsalls Limited (“Pearsalls”) and American Medical Instruments Holdings, Inc. (“Pearsalls’ Parent”) entered into an amendment (the “Purchase Agreement Amendment”) to the Asset Purchase Agreement by and among NuVasive, Pearsalls and Pearsalls’ Parent, dated as of August 4, 2005 (the “Purchase Agreement”), whereby NuVasive will buyout its milestone and royalty obligations under the Purchase Agreement. Pursuant to the Purchase Agreement, NuVasive acquired assets and technology from Pearsalls in August 2005. Pursuant to the Purchase Agreement Amendment, NuVasive will immediately make payments to Pearsalls totaling $20 million, satisfying all of NuVasive’s current and future payment obligations under the Purchase Agreement. The current payments of $20 million include satisfaction of a $10.5 million milestone payment related to FDA approval of the Investigational Device Exemption application for the NeoDiscTM investigational device as well as future milestones related to completion of the current NeoDisc clinical trial and ultimate FDA approval of the device. The current payments also satisfy all future royalties, which would have been owed on sales of NeoDisc as well as sales of other products based on the technology acquired from Pearsalls.
The $20 million payable under the Purchase Agreement Amendment will consist of $12 million in cash and $8 million in unregistered shares of NuVasive’s common stock (which equals 401,956 shares). The shares will be issued to Pearsalls in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated under the Securities Act. Pursuant to the Purchase Agreement Amendment, NuVasive has an obligation to register such shares for resale.
Additionally, in connection with the Purchase Agreement Amendment, NuVasive and Pearsalls entered into an amendment (the “Manufacturing Agreement Amendment”) to their Exclusive Manufacturing Agreement, dated as of August 4, 2005 (the “Manufacturing Agreement”), which, among other things, terminates the exclusive nature of the manufacturing relationship, giving NuVasive the right, in its sole discretion and at all times, to manufacture and to use third parties to manufacture and supply NeoDisc and any other product subject to the Manufacturing Agreement.
The Purchase Agreement Amendment, the Manufacturing Agreement Amendment and a termination agreement relating to the existing Registration Rights Agreement by and between NuVasive and Pearsalls are filed as exhibits to this Current Report. A copy of NuVasive’s press release is furnished as Exhibit 99.1 to this Current Report.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
2.1	Amendment No. 1 to Asset Purchase Agreement, dated as of September 26, 2006, by and among NuVasive, Inc., Pearsalls Limited and American Medical Instruments Holdings, Inc.
4.1	Registration Rights Agreement Termination Agreement, dated as of September 26, 2006, by and between NuVasive, Inc. and Pearsalls Limited
10.1*	Amendment No. 1 to Exclusive Manufacturing Agreement and Services Agreement, dated as of September 26, 2006, by and between NuVasive, Inc. and Pearsalls Limited
99.1	Press Release issued by NuVasive, Inc. on September 27, 2006

*	Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Application has been made to the Securities and Exchange Commission seeking confidential treatment of such confidential portions under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. This exhibit has been filed separately with the Securities and Exchange Commission without redactions in connection with NuVasive’s confidential treatment request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: September 29, 2006	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 1 to Asset Purchase Agreement, dated as of September 26, 2006, by and among NuVasive, Inc., Pearsalls Limited and American Medical Instruments Holdings, Inc.
4.1	Registration Rights Agreement Termination Agreement, dated as of September 26, 2006, by and between NuVasive, Inc. and Pearsalls Limited
10.1*	Amendment No. 1 to Exclusive Manufacturing Agreement and Services Agreement, dated as of September 26, 2006, by and between NuVasive, Inc. and Pearsalls Limited
99.1	Press Release issued by NuVasive, Inc. on September 27, 2006

*	Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Application has been made to the Securities and Exchange Commission seeking confidential treatment of such confidential portions under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. This exhibit has been filed separately with the Securities and Exchange Commission without redactions in connection with NuVasive’s confidential treatment request.